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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-28763 on Form S-8 and Nos. 333-56723 and 333-55943 on Form S-4 of
Amazon.com, Inc. of our report dated February 6, 1998, on the financial statements of Junglee Corp. as of December 31, 1997 and 1996 and for the year ended December 31, 1997 and for the period from June 3, 1996 (inception) to December 31, 1996, which report is included in this Current Report on Form 8-K.


Deloitte & Touche LLP



San Jose, California
August 24, 1998